Exhibit 99.1

Safe Harbor Financial to Hold Fourth Quarter and Full Year 2022 Earnings Conference Call on Thursday, March 30, 2023

GOLDEN, Colo., Mar. 28, 2023 -- SHF Holdings, Inc., d/b/a/ Safe Harbor Financial (“Safe Harbor” or the “Company”) (NASDAQ: SHFS), a leader in facilitating banking, payments, and financial services to the regulated cannabis industry, today announced that Chief Executive Officer Sundie Seefried and Chief Financial Officer Jim Dennedy will host a conference call and webcast on Thursday, March 30th at 4:30 pm ET / 1:30 pm PT to discuss the Company’s fourth quarter and full year 2022 financial results after market close.

Conference Call Information

Date:	Thursday, March 30, 2023
Time:	4:30 pm ET / 1:30 pm PT
Live webcast and replay:	https://edge.media-server.com/mmc/p/tputjxr7
Participant call link:	https://register.vevent.com/register/BI6b641b3b9a714bd38544b6683bb10cfa

About Safe Harbor

Safe Harbor is among the first service providers to offer compliance, monitoring and validation services to financial institutions, providing access to traditional banking services to cannabis, hemp, CBD, and ancillary operators, making communities safer, driving growth in local economies, and fostering long-term partnerships. Currently managing more than 1000 cannabis-related relationships, Safe Harbor, through its financial institution clients, implements high standards of accountability, transparency, monitoring, reporting and risk mitigation measures while meeting Bank Secrecy Act obligations in line with FinCEN guidance on cannabis-related businesses. Over the past eight years, Safe Harbor has facilitated more than $17 billion in deposit transactions for customers with operations spanning nearly 40 states and US territories with regulated cannabis markets. For more information, visit www.shfinancial.org.

Media Contact

Safe Harbor Financial

Nick Callaio, Marketing Manager

720.951.0619

Nick@SHFinancial.org

Investor Relations Contact

Mattio Communications

shf@mattio.com